UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2008

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 12, 2008, the Company announced it has brought a second patent infringement suit against Neuralstem, Inc., including its founders. The Company filed the complaint in the U.S. Federal District Court in Northern California on May 7, 2008 and an amended complaint on May 9, 2008, alleging patent infringement, libel and unfair competition.

The full text of the press release is attached hereto as Exhibit 99.1.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements regarding, among other things, the future business operations of StemCells, Inc. (the “Company”). These forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in the forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals and continued patent prosecution efforts; uncertainty regarding the validity and enforceability of the Company’s existing patents, which may be questioned or contested through requests for reexamination and other legal proceedings; and other factors that are described under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 13, 2008	By:	Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	May 12, 2008 Press Release re Neuralstem Litigation